List of Reporting Persons


-------------------------------------------------------------
1. Name and Address of Reporting Person*

EMINENCE CAPITAL, LLC
-------------------------------------------------------------
    (Last) (First) (Middle)

65 EAST 55TH STREET
25TH FLOOR
-------------------------------------------------------------
                           (Street)

NEW YORK, NY 10022

-------------------------------------------------------------
    (City) (State) (Zip)

-------------------------------------------------------------
1. Name and Address of Reporting Person*

RICKY C. SANDLER
-------------------------------------------------------------
    (Last) (First) (Middle)

65 EAST 55TH STREET
25TH FLOOR
-------------------------------------------------------------
                           (Street)

NEW YORK, NY 10022
-------------------------------------------------------------
    (City) (State) (Zip)